UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

HEIDRICK & STRUGGLES

INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200, Chicago, IL		60606-6303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2011, Heidrick & Struggles International, Inc. (the “Company”) and certain foreign subsidiary borrowers of the Company (the “Foreign Subsidiary Borrowers” and together with the Company, the “Borrowers”) entered into a Credit Agreement with institutions from time to time party thereto as lenders (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent and The Northern Trust Company, as Documentation Agent (the “Agreement”). The Agreement provides the terms under which the Lenders will make available to the Borrowers a committed unsecured revolving credit facility in an aggregate amount of up to $75 million (the “Facility”). The Agreement includes an expansion feature that allows the Company to seek to increase the aggregate commitment under the Facility by up to $25 million provided that the Company is in compliance with certain conditions precedent set forth in the Agreement. The Agreement also provides for the issuance of letters of credit. The Facility matures on June 22, 2016.

Under the Agreement, the Borrowers may borrow U.S. dollars, Euros, British Pound Sterling, Australian Dollars or other major traded currencies as agreed by the Lenders. Borrowings under the Agreement bear interest, at the Company’s election, at the existing Alternate Base Rate (as defined in the Agreement) or Adjusted LIBO Rate (as defined in the Agreement) plus a spread as determined by the Company’s leverage ratio.

Borrowings under the Agreement may be used for working capital, capital expenditures, Permitted Acquisitions (as defined in the Agreement) and for other general corporate purposes of the Company and its subsidiaries. The obligations under the Agreement are guaranteed by certain of the Company’s subsidiaries.

The Agreement contains customary affirmative and negative covenants, as well as customary events of default. The financial covenants in the Agreement require that the Company not permit a fixed charge coverage ratio and a leverage ratio to exceed the levels set forth in the Agreement.

The Agreement replaces the Company’s $75 million Credit Agreement, dated October 26, 2006, which was terminated on June 22, 2011 (the “Terminated Agreement”).

The description above is a summary of the Agreement and is qualified in its entirety by the complete text of the Agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference. Capitalized terms not defined herein have the meanings given to them in the Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 regarding the Terminated Agreement is hereby incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement among Heidrick & Struggles International, Inc., certain foreign subsidiary borrowers thereto, the lenders party thereto and JPMorgan Chase Bank, as Administrative Agent, dated June 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: June 27, 2011	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Corporate Secretary